EXHIBIT 99.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Form 10-Q of Sunrise Telecom Incorporated for the three-month period ended March 31, 2003, I, Paul Ker-Chin Chang, President and Chief Executive Officer of Sunrise Telecom Incorporated, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Form 10-Q for the three-month period ended March 31, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Form 10-Q for the three-month period ended March 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of Sunrise Telecom Incorporated.

Date:	May 14, 2003	By:	/s/ PAUL KER-CHIN CHANG
Paul Ker-Chin Chang
President and Chief Executive Officer
(Principal Executive Officer)